EXHIBIT 99.3


                          [AMERICAN EXPRESS(R) LOGO]

                                     2009
                                 Third Quarter
                              Earnings Supplement


The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Third Quarter 2009 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on page 23 of this Supplement, pages 59-61 in the Company's 2008 Annual Report to Shareholders and in its 2008 Annual Report on Form 10-K, and other reports, on file with the Securities and Exchange Commission.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

FINANCIAL RESULTS

- Third quarter diluted EPS from continuing operations attributable to common shareholders of $0.54 decreased 27% versus $0.74 last year. Total revenues net of interest expense decreased 16%. Return on average common equity ("ROCE") was 10.4% and return on average tangible common equity ("ROTCE"), which excludes goodwill and intangibles, was 13.5%.*

     - 3Q '09 Income from continuing operations included a $180MM ($113MM after-tax) benefit related to the accounting for a net investment in the Company's consolidated foreign subsidiaries, as discussed further on page 4. Excluding that benefit, adjusted diluted earnings per share from continuing operations were $0.44 and decreased 41%.**

     - 3Q '08 Income from continuing operations included a $100MM ($62MM after-tax) charge to the fair market value of the Company's interest-only strip ("I/O Strip").

     - The discontinued operations line in the Consolidated Financial Statements contains the results of operations, assets and liabilities related to various business sales. During 3Q '09 and 3Q '08, this primarily includes the results from American Express International Deposit Company ("AEIDC"), which was sold to Standard Chartered PLC ("Standard Chartered") this quarter, as discussed further on page 6.
           -- 3Q '09 results included $2MM of losses from discontinued operations versus $46MM of losses last year.

     - Including discontinued operations, diluted EPS on a net income basis attributable to common shareholders of $0.53 decreased 24% versus $0.70 last year. Excluding the 3Q '09 benefit referenced above, adjusted net income per share was $0.43 and decreased 39%.**

BUSINESS METRICS

-    Compared with the third quarter of 2008:

     - Worldwide billed business of $156.6B decreased 11% as the negative impact of the global economic slowdown continued to be evident within a lower level of card spending. A comparatively stronger U.S. dollar resulted in a 2% greater decline versus last year within the reported worldwide growth rate.

     - Worldwide total cards-in-force of 88.4MM decreased 4%, or 3.7MM, from last year, and 0.1MM from last quarter. The decrease versus last year reflects the cancellation of a total of 3.3MM inactive cards during 2009, partially offset by the migration of cards from GE's commercial card and corporate purchasing unit, Corporate Payment Services ("CPS"), to the American Express network, primarily in 1Q '09. The comparison to both periods also reflects a relatively low level of card acquisition investments in recent quarters.

     - Worldwide average spending per proprietary basic cards-in-force decreased 5% reflecting the impact of the weak economic environment in both the U.S. and international markets, which was partially offset by the effect of the inactive card cancellations referenced above. A comparatively stronger U.S. dollar resulted in a 2% greater decline versus last year within the reported average spending growth rate.

     - Worldwide owned cardmember lending balances of $31.5B decreased 31%. On a managed basis, including securitized loans, cardmember lending balances of $60.7B declined 20%. These decreases reflected the lower cardmember spending levels and the Company's credit-related actions in the U.S. and certain international markets.

FINANCIAL HIGHLIGHTS

- SECURITIZATION INCOME, NET: Decreased 65% to $71MM, primarily due to lower excess spread, net, driven by increased write-offs and lower interest and fee income on cardmember loans, partially offset by the 3Q '08 charge to the fair value of the I/O Strip and lower interest expense due to lower rates paid on variable-rate investor certificates. Securitization income, net represents the non-credit provision components of the gains/(losses) from securitization activities within the U.S. Card Services ("USCS") segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees. As of September 30, 2009, the fair market value of the I/O Strip remained at $0 versus $38MM as of September 30, 2008.

- TOTAL INTEREST INCOME: Decreased 29%, primarily due to lower interest and fees on loans and lower yields on investment securities and deposits. The decreased interest and fees on loans was primarily driven by a lower average owned loan balance, reduced market interest rates and the impact of various customer assistance programs, partially offset by the benefits of certain repricing initiatives.

- TOTAL INTEREST EXPENSE: Decreased 39%, primarily reflecting a lower cost of funds driven by the benefit of lower market interest rates on variable-rate long-term and short-term debt, as well as a lower average balance of short-term borrowings, partially offset by higher average customer deposits.

---------

* Please refer to Appendix I of the Third Quarter 2009 Earnings Release for the components of return on average equity ("ROE"), ROCE and ROTCE on a consolidated basis and Appendix II for return on average segment capital ("ROSC") and return on average tangible segment capital ("ROTSC") on a segment basis.
** Management believes the adjusted per share numbers provide useful metrics to evaluate the ongoing operating performance of the Company.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

- TOTAL PROVISIONS FOR LOSSES: Decreased 13%, primarily due to lower owned loan and receivable balances and improved charge card-related credit indicators, partially offset by a higher cardmember lending reserve level. Cardmember lending loss reserves of $3.4B increased $140MM versus 2Q '09.

- MARKETING AND PROMOTION EXPENSES: Decreased 22% versus last year due to the relatively lower discretionary spending level resulting from the Company's ongoing reengineering activities. Expenses rose 43%, or $152MM, versus 2Q '09, reflecting the increased spending resulting from the provision benefits related to the better than initially forecasted 3Q '09 credit performance, as discussed further on page 5.

- CARDMEMBER REWARDS EXPENSE: Decreased 13%, primarily reflecting lower overall rewards-related spending volumes, and the benefit of a revised, more restrictive, redemption policy related to 30 day past due accounts, partially offset by higher redemption costs.

- SALARIES AND EMPLOYEE BENEFITS EXPENSE: Decreased 14%, primarily reflecting lower employee levels and related costs due to the Company's ongoing reengineering initiatives, partially offset by costs related to employee compensation program-related changes.
     - Compared with last year, the total employee count from continuing operations of 59,200 decreased by 7,300 employees, or 11%. Compared with last quarter, the employee count declined by 1,500 employees, or 3%.

- SEGMENT INTEREST EXPENSE ALLOCATIONS: Beginning 1Q '09, the Company changed the manner in which it assesses the performance of its reportable operating segments to exclude the impact of its excess liquidity funding levels. Accordingly, the debt and related cash/investment balances associated with the Company's excess liquidity funding and the related net negative interest spread are no longer included within the reportable operating segment results (primarily within USCS and Global Commercial Services, or "GCS") and are now being reported in the Corporate & Other segment. The segment results for quarters prior to 1Q '09 have not been revised for this change.

CAPITAL

- CAPITAL PURCHASE PROGRAM: On January 9, 2009, as part of the U.S. Department of the Treasury's (the "Treasury") Capital Purchase Program ("CPP"), the Company issued to the Treasury $3.39B of preferred shares. Additionally, the Company issued warrants with a 10-year term to purchase common shares for up to 15% of that amount, or 24.3MM shares, at a per share exercise price of $20.95. In 1Q '09, both the preferred shares and warrants were recorded in the equity section in the Company's balance sheet at $3.16B and $232MM, respectively. The preferred shares were scheduled to accrete to their face value over a five year period.

     On June 9, 2009, the Company announced that it had received notification from the Treasury that it had met all of the requirements to repurchase the CPP preferred shares. This included the pre-condition that the Company raise capital in the public markets, which it successfully did with its issuance of $3.0B of non-guaranteed senior debt on May 18, 2009 and the completion of a $500MM common equity offering on June 5, 2009. As such, the Company completed the repurchase of the CPP shares on June 17, 2009. Upon repurchase, the accretion of the preferred shares to face value was accelerated, amounting to a one-time negative EPS impact during 2Q '09 of $212MM, or $0.18 per basic and diluted common share. Additionally, the Company recorded $13MM in preferred shares dividends, as well as $9MM of related accretion of the preferred shares, for the period ended June 17, 2009 when the shares were repurchased, which further reduced 2Q '09 diluted EPS by approximately $0.02 per share.

     On July 1, 2009, the Company submitted notice to the Treasury of its intent to repurchase the warrants issued under the CPP program. On July 29, 2009, the Company repurchased the warrants for $340MM, which provided the Treasury with an annualized return on the Company's CPP participation of 26%. The warrant repurchase resulted in a reduction of cash and corresponding adjustment to Retained Earnings and Additional Paid-In Capital on the Company's Consolidated Balance Sheet. There was no impact to the Company's Consolidated Net Income or EPS.

- CAPITAL DISTRIBUTION TO SHAREHOLDERS: During 3Q '09, approximately 77% of capital generated was distributed to shareholders through our quarterly common share dividend and the repurchase of the warrants issued under the CPP, as earnings were suppressed by the challenging economic environment.

     No shares have been repurchased over the last six quarters, as share repurchases were suspended during 1Q '08 in light of the challenging global economic environment and limitations while under the CPP. Since the inception of repurchase programs in December 1994, 670MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares. On a cumulative basis, since 1994 the Company has distributed 68% of capital generated through share repurchases and dividends.*

---------
* Without considering the 2Q '09 common stock issuance, the distribution to shareholders of capital generated through share repurchases and dividends on a cumulative basis since 1994 through 3Q '09 would have been approximately 69%.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

     - SHARES OUTSTANDING AND REPURCHASE ACTIVITY: Total shares outstanding were flat during 3Q '09.

                                                                                   Millions of Shares
                                                                          -----------------------------------
                                                                              3Q '09    2Q '09     3Q '08
                                                                              ------    ------     ------
                       Shares outstanding - beginning of period                1,189     1,168      1,159
                       Issuance of common shares                                   -        22          -
                       Repurchase of common shares                                 -         -          -
                       Employee benefit plans, compensation and other              -        (1)         1
                                                                              ------    ------     ------
                       Shares outstanding - end of period                      1,189     1,189      1,160
                                                                              ======    ======     ======

- CAPITAL RATIOS: As of September 30, 2009, the Company's key consolidated capital ratios* were as follows:

         ($ in B)                                                                                  "Well Capitalized"
                                                             September 30,      Pro Forma for          Regulatory
                                                              2009 Actual       SFAS 166/167**         Benchmarks
                                                             -------------      --------------     ------------------
         Risk-Based Capital
            Tier 1                                                   9.7%               8.2%                6%
            Total                                                   11.8%              10.4%               10%

         Tier 1 Leverage                                             9.6%               6.6%                5%
         Tier 1 Common Equity/Risk Weighted Assets (RWA)             9.7%               8.2%                4%***
         Tangible Common Equity (TCE)/RWA                            9.7%               8.1%

         Tier 1 Capital                                       $     10.9         $      9.1
         Tier 1 Common Equity                                 $     10.9         $      9.1
         Tier 2 Capital                                       $      2.3         $      2.4
         Total Average Assets+                                $    113.3         $    137.2
         RWA                                                  $    112.3         $    110.6
         TCE++                                                $     10.9         $      8.9

FUNDING AND LIQUIDITY

- FUNDING SOURCES: The Company's primary funding activities focus on a mixture of retail deposits, unsecured debt and asset-backed securities.

     The Company currently has an objective to hold excess cash and readily marketable securities to satisfy all maturing obligations and fund normal business operations for in excess of a 12-month period, in addition to having access to significant additional contingent liquidity sources, in the event that access to its primary funding sources should become unavailable. As of September 30, 2009, the Company held $25B of excess cash and readily marketable securities on its balance sheet.

     The Company offers brokered deposits within its American Express Centurion Bank and American Express Bank, FSB subsidiaries (together, the "Banks"). These funds are insured up to $250,000 through the Federal Deposit Insurance Corporation ("FDIC"). In addition, during 2Q '09, the Company launched a direct deposit-taking program, Personal Savings from American Express. This program makes FDIC-insured certificates of deposit ("CDs") and high-yield savings account products available directly from American Express Bank, FSB to consumers.

     On March 3, 2009, the Department of the Treasury and the Federal Reserve Board announced the launch of the Term Asset-Backed Securities Loan Facility ("TALF"), which is currently set to expire on March 31, 2010. Securitized credit and charge card receivables are eligible collateral under the TALF, provided the securities qualify for AAA ratings from two or more major nationally recognized statistical rating organizations ("NRSROs"). The Company believes that an additional $12.1B of securities backed by its cardmember loans or receivables would be eligible under this program.

     In addition to deposit, unsecured and asset-backed funding, the Company can draw upon various other funding sources:

     - COMMERCIAL PAPER: The Company had continuous access to the commercial paper market throughout the quarter. In addition, the Commercial Paper Financial Facility ("CPFF") became operational on October 27, 2008, and is currently set to expire on February 1, 2010. Through its subsidiary, American Express Credit Corporation ("Credco"), the Company is eligible to have up to $14.7B of commercial paper outstanding through the CPFF. The commercial paper must be rated at least A1/P1/F1 by two or more major NRSROs

---------
* These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company's Third Quarter 2009 Form 10-Q.
** Pro forma for SFAS 166/167 assumes the recognition of corresponding reserves and other adjustments, which would result in TCE, Tier 1 Common Equity and RWA decreasing by $2.0B, $1.8B and $1.7B respectively; and Tier 2 Capital and Total Average Assets increasing by $0.1B and $23.9B, respectively.
*** The regulatory benchmark of 4% was used within the Supervisory Capital Assessment Program, conducted earlier in 2009.
+    For the purpose of calculating the Tier 1 Leverage Ratio.
++ Based upon common shareholders' equity of $13.9B less goodwill and intangibles of $3.0B.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

          to qualify for participation in the CPFF. At September 30, 2009, the Company had $1.1B of commercial paper outstanding, none of which was placed with the CPFF.

     - DISCOUNT WINDOW: The Banks are insured depository institutions that have the capability of borrowing from the Federal Reserve Bank of San Francisco (i.e., access to the Federal Reserve Bank discount window), subject to the amount of qualifying collateral that they pledge. The Federal Reserve has indicated that both credit and charge card receivables are a form of qualifying collateral for secured borrowings made through the discount window or its Term Auction Facility (TAF) program.

     - BANK LINES: At September 30, 2009, the Company maintained committed bank lines of credit totaling $12.0B, of which $3.1B was drawn as part of the Company's normal non-U.S. funding activities. The committed facilities have $2.0B of expirations in 2010 and $3.3B in 2011, with the remainder expiring in 2012.

- FUNDING ACTIVITIES: During 3Q '09, the Company funded its business through payments received from customers on loan and receivable balances, its deposit-taking activities within the Banks, asset-backed securitization activity and unsecured non-guaranteed debt issuance.

     -    DEPOSITS: The Company held the following deposits as of 3Q '09.

                     ($ in B)                           3Q '09        2Q '09        Change
                                                      ----------    ----------    ----------
                     U.S. Retail Deposits*              $ 23.2        $ 19.1        $  4.1
                     Institutional & Other Deposits        0.7           1.0          (0.3)
                                                        ------        ------        ------
                        Total                           $ 23.9        $ 20.1        $  3.8
                                                        ======        ======        ======

          The average duration and rate on outstanding U.S. retail CDs was 26 months and 2.5%, respectively.

     - TALF-ELIGIBLE ABS: On September 11, 2009, the Company closed on a $1.25B 5-year, TALF-eligible, Class A security offering, priced at one-month LIBOR plus 125bps. The Company issued and retained $265MM of subordinated securities related to this transaction.

     - UNSECURED NON-GUARANTEED DEBT: During the quarter, the Company completed a 5-year unsecured, non-guaranteed debt transaction through its Credco subsidiary, with the issuance of $1.5B of notes on August 25, 2009, with a coupon of 5.125%. In addition, on October 1, 2009, Credco issued GBP 750MM of 5-year notes with a coupon of 5.375%. On October 5, 2009, the Company issued through its American Express Canada Credit Corporation subsidiary CAD $800MM of 5-year notes with a coupon of 4.853% and CAD $150MM of 2-year notes priced at 3-month CDOR (Canadian Deposit Offered Rate) plus 170bps.

- FUNDING REQUIREMENTS: The maturities of the Company's long-term debt, debt issued in connection with off-balance sheet securitizations and long-term CDs for the following four quarters are as follows:

                        ($ in B)                                  Funding Maturities
                                              ------------------------------------------------------
                                                             Off-Balance   Certificates of
                        Quarter Ending:          Long-term      Sheet          Deposit        Total
                        ---------------          ---------   -----------   ---------------   -------
                        December 31, 2009          $  2.7      $    -         $  1.7          $  4.4
                        March 31, 2010                2.3         2.7            0.8             5.8
                        June 30, 2010                 2.6         1.8              -             4.4
                        September 30, 2010            1.6         1.8            0.2             3.6
                                                   ------      ------         ------          ------
                                                   $  9.2      $  6.3         $  2.7          $ 18.2
                                                   ======      ======         ======          ======

OTHER ITEMS OF NOTE

-    BENEFIT RECORDED RELATED TO A NET INVESTMENT IN CONSOLIDATED FOREIGN
     SUBSIDIARIES: In 3Q '09, the Company recorded a $180MM ($113MM after-tax) benefit, reflected in the "other, net" expense line in the Corporate & Other segment, associated with the Company's accounting for a net investment in consolidated foreign subsidiaries. $135MM ($85MM after-tax) of this benefit represents a correction of an error related to the accounting for cumulative translation adjustments in prior periods. The impact of the incorrect accounting was not material to any of the quarterly or annual periods in which it occurred. The error resulted in: a $60MM ($38MM after-tax) income overstatement in 2Q '09, a $135MM ($85MM after-tax) income understatement in 4Q '08 and minimal amounts for all other periods affected dating back to 3Q '07, when the incorrect accounting originated. A non-recurring $45MM ($28MM after-tax) related benefit was also recorded in 3Q '09 as a result of changes in the fair value of certain foreign exchange forward contracts that are economic hedges to foreign currency exposures of net investments in consolidated foreign subsidiaries.

- REENGINEERING INITIATIVES: On October 30, 2008, the Company announced various reengineering initiatives which were expected to produce cost benefits of approximately $1.8B in 2009 versus the previously anticipated spending levels. These initiatives include: reducing staffing levels

---------
* Includes all deposits outstanding through the Company's brokered retail CD and sweep programs, in addition to its Personal Savings direct deposit program.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

     and compensation expenses (expected benefit of $700MM in 2009), reducing certain operating costs (expected benefit of $125MM in 2009) and scaling back investment spending (expected benefit of $1B in 2009). The Company began the execution and implementation of these initiatives in 4Q '08, and as such, recorded a 4Q '08 restructuring charge of $404MM ($262MM after-tax) in continuing operations, primarily associated with severance and other costs related to the elimination of approximately 7,000 positions.

     On May 18, 2009, the Company announced another phase of reengineering initiatives which were expected to produce incremental cost benefits of approximately $0.8B in 2009. These initiatives include: reducing staffing levels and compensation expenses, (expected benefit of $175MM in 2009), scaling back investment spending on marketing and business development (expected benefit of $500MM in 2009) and cutting certain professional services, travel and general overhead expenses (expected benefit of $125MM in 2009). The Company began to implement these initiatives in 2Q '09, and as such, recorded a 2Q '09 net reengineering charge of $182MM ($118MM after-tax) in continuing operations, primarily associated with severance and other costs related to the elimination of approximately 4,000 positions. Cumulatively through these reengineering initiatives, the Company expects to eliminate approximately 11,000 positions, which accounted for approximately 17% of its global workforce as of September 30, 2008.

     As the Company has previously indicated, provision benefits related to better than initially forecasted credit trends during 2009 are being utilized to selectively increase spending on marketing and other business initiatives during the second half of the year, and, therefore, will partially reduce the initial expected total 2009 reengineering benefit of $1.5B related to reduced investment spending.

     Separately, 3Q '09 and 3Q '08 income from continuing operations included $12MM ($9MM after-tax) and $11MM ($7MM after-tax) of net reengineering costs, respectively, across the Company's reportable operating segments.

- INDUSTRIAL AND COMMERCIAL BANK OF CHINA ("ICBC") SALE: On April 28, 2009, the Company announced that it divested 50% of its investment in ICBC, or 638MM of ICBC's Class H shares, through a private sale and realized a $211MM ($135MM after-tax) gain from the sale, which was reported in the "other revenues" line within the Corporate & Other segment in 2Q '09. The Company had previously acquired its interest in 2006 and, per its agreement with ICBC, was not permitted to sell any portion of this investment prior to the date of the actual sale. The agreement allows for the Company to divest its stake in two 50% increments, with the remaining shares eligible for sale after October 20, 2009. However, on October 19, 2009, the Company announced that while it will reevaluate its shareholding from time to time depending on market conditions, it has no current plans to sell its shares.

- MASTER TRUST: On May 22, 2009, the Company announced its plans to take certain actions which would benefit the outstanding investor certificates of the American Express Credit Account Master Trust ("Master Trust") and the related American Express Credit Account Secured Note Trusts (the "Note Trusts"). These actions consisted of the issuance of two new series of asset-backed securities totaling $1.5B, which provide additional credit enhancement to all existing outstanding series, and the exercise of a discount option with respect to new principal receivables arising in the Master Trust. In addition to improving the levels of credit enhancement for existing series of securities issued by the Master Trust and the Note Trusts, these actions increased the yield (or trust excess spread rate) on assets in the Master Trust by 400-600 basis points beginning with the July monthly reporting period.

     The Master Trust modifications had no impact on the Company's Consolidated Income Statement. Within the 2Q '09 Consolidated Balance Sheet, $1.5B of owned cardmember loans less associated reserves have been transferred to retained subordinated securities within investment securities. As a result of the modifications, the Master Trust's assets are now included within risk-weighted assets for regulatory capital purposes.

     Separately, on August 20, 2009, approximately $3B of loans generated from cardmember accounts were newly designated for addition to the Master Trust from the owned portfolio.

- VISA AND MASTERCARD LITIGATION SETTLEMENTS: In November of 2004, the Company filed suit against Visa Inc., Visa USA and Visa International (collectively "Visa"), MasterCard Inc. ("MasterCard") and certain of their member banks to seek monetary damages for the lost business opportunity that resulted from the illegal conspiracy to boycott American Express from partnering with U.S. credit card issuing banks. The Company reached agreements with Visa on November 7, 2007 and with MasterCard on June 25, 2008. All defendants were removed and the case was dismissed.

     Under the terms of the settlement agreements, the Company will receive aggregate maximum payments of up to $2.25B from Visa and $1.8B from MasterCard. The settlement with Visa is comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in 4Q '07 and received in March 2008, and quarterly payments of up to $70MM ($43MM after-tax) for four years from 1Q '08 through 4Q '11. The settlement with MasterCard is comprised of quarterly payments of up to $150MM ($93MM after-tax) for three years from 3Q '08 through 2Q '11. The Company recognized $70MM from Visa for each of the past seven quarters and $150MM from MasterCard for each of the past five quarters pursuant to these agreements.

     The installment payments from both parties are subject to the Company achieving certain quarterly performance criteria in the Global Network Services ("GNS") business within the U.S., which the Company believes it is positioned to meet. Payments earned through September 2009 have been recorded as a reduction to the "other, net" expense line within the Corporate & Other segment.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

- ACQUISITION OF CPS: On March 28, 2008, the Company completed its purchase of CPS for $1.1B in cash and the repayment of $1.2B in CPS debt. The purchase included card relationships with GE, as well as more than 300 large corporate clients, which cumulatively generated over $14B in global purchase volume in 2007. As of March 31, 2009, the GE commercial card relationships that have agreed to become GCS clients have migrated to the AXP network as the Company issues commercial cards to their employees. Therefore, the cards issued and spending related to these relationships are now recorded as "cards-in-force" and "billed business", and the associated receivables are reflected in the "cardmember receivables" line. In addition, where applicable, CPS revenues and expenses that were previously reported in "other revenues" and "other, net expense" are now reported in the relevant revenue and expense line items.

- AEB AND AEIDC: On September 18, 2007, the Company announced that it entered into an agreement to sell AEB, its international banking subsidiary, and AEIDC, a subsidiary that issues investment certificates to AEB's customers, to Standard Chartered. On February 29, 2008, Standard Chartered completed its purchase of the AEB portion of this transaction. In 2Q '08, the Company and Standard Chartered agreed on the final purchase price of $796MM, equaling the final net asset value of the businesses that were sold plus $300MM. In 3Q '09, the AEIDC portion of the transaction was completed for total consideration of $1MM. Therefore, for all periods presented, the AEB and AEIDC results, assets and liabilities are reported within Discontinued Operations on the Company's Consolidated Financial Statements.

EXPANDED PRODUCTS AND SERVICES

- During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

     In our proprietary issuing and network businesses we:

     - Renewed our strategic co-branded partnership with British Airways, including three consumer co-brand cards, a corporate co-brand card and a merchant acceptance agreement, as well as extended our Membership Rewards(R) agreement into the U.S. for the first time.

     - Entered into a strategic partnership with SAS Scandinavian Airlines to issue the SAS American Express Corporate Card to companies in Sweden, Norway and Denmark, and the SAS EuroBonus American Express Card to consumers in Sweden, as well as provide cardmembers the ability to leverage the benefits of both Membership Rewards as well as the SAS frequent flyer program, EuroBonus.

     - Enhanced our Membership Rewards(R) program with the introduction of various new rewards options designed to provide cardmembers with a broader range of rewards options as well as greater utility. Specifically, these included: providing Cardmembers the ability to designate their points as payment for "everyday charges" within their online statement; the launch of the Membership Rewards Specials program featuring specials for popular reward options, including for electronics and travel products and services; and the addition of a number of new partners, such as including Chili's Grill & Bar and Zappos.com, which give Cardmembers a broader range of opportunities to redeem points with casual dining restaurants and retailers.

     - Unveiled OPEN Forum 2.0, an online resource and networking site for small business owners, including Connectodex(SM), a tool for American Express OPEN Cardmembers to navigate a virtual rolodex of credentialed businesses, market their business, find vendors and build relationships.

     - American Express Business Travel launched various products and services focused on helping companies manage their travel investments. These included: 1) a new meetings management offering through Maxvantage, a strategic alliance between American Express Business Travel and Maritz Travel, that helps companies gain visibility over their entire meetings spending; 2) virtual meetings eXpert, which will help companies access virtual meeting and telepresence technologies; and 3) eXpert insights, which identifies creative, cost-saving strategies within T&E programs and offers best practices for implementation. In addition, two of its services has recently been awarded U.S. patents; Hotel Rate TRAX, an automated auditing tool to help identify and capture savings resulting from inaccurately loaded hotel rates and Ticket TRAX which notifies travelers when eligible unused airline tickets are available and can be applied to new reservations.

     - Eliminated monthly fees on all existing American Express(R) Gift Cards, as well as those headed to market, making American Express the only major issuer of universal, or "general purpose," gift cards to eliminate all fees after purchase.

     - Additionally, announced a new, expanded relationship with Simon Property Group that makes American Express the primary provider of Simon gift cards. Simon Property Group is the largest mall owner in the U.S. and a pioneer of universal gift cards.

     - Announced the sale of 12 travel service offices to ALTOUR, a member of the American Express U.S. Representative Travel Network, and retained those offices within that network through the ALTOUR relationship.

     - Launched Destination Family, a program which provides money-saving benefits and offers specifically tailored to family travelers, exclusively available to American Express Cardmembers when booking travel through American Express Travel.

     - Continued to sponsor events designed to provide cardmembers with unique access and experiences, including serving as the Official Card of the 2009 U.S. Open and connecting cardmembers with fashion designers and industry experts during New York City's Mercedes-Benz Fashion Week.

     - Launched the "Don't Take Chances, Take Charge" marketing campaign which highlights the benefits of the American Express Charge Card. The campaign is part of an ongoing effort to educate consumers about the Charge Card and illustrates how it can help customers, particularly during difficult economic times when consumers are looking to spend less, save more and get the most value for their money.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

     - With NBC Universal, launched the "Shine A Light" program, which spotlights small business owners and the role they play in driving economic recovery. Nationwide, the public will nominate and vote online for the small business story which most inspires them based on innovation, community spirit and customer service.

     In the GNS business we:

     - Announced three new card partnerships in the Asia-Pacific region. The first was with ANZ, one of the top four banks in Australia and a leading bank in New Zealand and the South Pacific, to issue the ANZ Frequent Flyer American Express(R) Credit Card. The second was with Commonwealth Bank, which operates the largest financial services distribution network in Australia, to launch the Commonweath Bank Awards American Express(R) Card. The third was with United Overseas Bank Limited (UOB), one of the leading credit card issuers in Singapore, to launch the UOB PRVI American Express(R) Card.

     - Supported GNS partners in launching a wide range of new products and services. These include: the launch of several new cards, including The Centurion Card(R) with Garanti Bank (Turkey) and the Keio MUFG Gold American Express(R) Card with Mitsubishi UFJ NICOS (Japan); the launch of a loyalty program for Platinum Clients with our partner Credomatic (Costa Rica); offering of American Express Cards in Bank of Valetta retail branches (Malta); and with American Express Saudi Arabia Limited, the launch of a U.S. online shopping service.

- On September 1, 2009, J.D. Power and Associates released its annual nationwide credit card satisfaction study and ranked American Express highest in overall satisfaction among 21 of the largest card issuers in the U.S., for the third consecutive year.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

(Preliminary)

                             STATEMENTS OF INCOME
                                 (GAAP basis)

         (Millions, except per share amounts)                                           Quarters Ended         Percentage
                                                                                         September 30,         Inc/(Dec)
                                                                                   ------------------------    ----------
                                                                                      2009          2008
                                                                                   ----------    ----------
         Revenues
         Non-interest revenues
           Discount revenue                                                        $    3,373    $    3,848       (12)%
           Net card fees                                                                  538           541        (1)
           Travel commissions and fees                                                    383           499       (23)
           Other commissions and fees                                                     448           573       (22)
           Securitization income, net                                                      71           200       (65)
           Other                                                                          449           553       (19)
                                                                                   ----------    ----------
              Total non-interest revenues                                               5,262         6,214       (15)
                                                                                   ----------    ----------
         Interest income
           Interest and fees on loans                                                   1,059         1,560       (32)
           Interest and dividends on investment securities                                229           200        15
           Deposits with banks and other                                                    9            74       (88)
                                                                                   ----------    ----------
              Total interest income                                                     1,297         1,834       (29)
                                                                                   ----------    ----------
         Interest expense
           Deposits                                                                       109           109         -
           Short-term borrowings                                                            2           114       (98)
           Long-term debt and other                                                       432           661       (35)
                                                                                   ----------    ----------
              Total interest expense                                                      543           884       (39)
                                                                                   ----------    ----------
                  Net interest income                                                     754           950       (21)
                                                                                   ----------    ----------
         Total revenues net of interest expense                                         6,016         7,164       (16)
                                                                                   ----------    ----------
         Provisions for losses
           Charge card                                                                    143           351       (59)
           Cardmember lending                                                             989           958         3
           Other                                                                           46            50        (8)
                                                                                   ----------    ----------
              Total provisions for losses                                               1,178         1,359       (13)
                                                                                   ----------    ----------
         Total revenues net of interest expense after provisions for losses             4,838         5,805       (17)
                                                                                   ----------    ----------
         Expenses
           Marketing and promotion                                                        504           649       (22)
           Cardmember rewards                                                             983         1,132       (13)
           Cardmember services                                                            132           148       (11)
           Salaries and employee benefits                                               1,261         1,465       (14)
           Professional services                                                          575           608        (5)
           Occupancy and equipment                                                        374           398        (6)
           Communications                                                                 105           118       (11)
           Other, net                                                                     (14)          209         #
                                                                                   ----------    ----------
              Total                                                                     3,920         4,727       (17)
                                                                                   ----------    ----------
         Pretax income from continuing operations                                         918         1,078       (15)
         Income tax provision                                                             276           217        27
                                                                                   ----------    ----------
         Income from continuing operations                                                642           861       (25)
         Loss from discontinued operations, net of tax                                     (2)          (46)      (96)
                                                                                   ----------    ----------
         Net income                                                                $      640    $      815       (21)
                                                                                   ==========    ==========
         Income from continuing operations attributable to common shareholders*    $      634    $      856       (26)
                                                                                   ==========    ==========
         Net income attributable to common shareholders*                           $      632    $      810       (22)
                                                                                   ==========    ==========
         Earnings Per Common Share-Basic
           Income from continuing operations attributable to common shareholders   $     0.54    $     0.74       (27)
           Loss from discontinued operations                                                -         (0.04)        #
                                                                                   ----------    ----------
           Net Income attributable to common shareholders                          $     0.54    $     0.70       (23)
                                                                                   ==========    ==========
         Earnings Per Common Share-Diluted
           Income from continuing operations attributable to common shareholders   $     0.54    $     0.74       (27)
           Loss from discontinued operations                                            (0.01)        (0.04)      (75)
                                                                                   ----------    ----------
           Net Income attributable to common shareholders                          $     0.53    $     0.70       (24)
                                                                                   ==========    ==========
         Average Shares Outstanding
           Basic                                                                        1,178         1,154         2
                                                                                   ==========    ==========
           Diluted                                                                      1,181         1,158         2
                                                                                   ==========    ==========

         #    Denotes a variance of more than 100%.
         *    Represents income from continuing operations or net income, as applicable, less earnings allocated to participating share awards and other items of $8MM and $5MM for 3Q '09 and 3Q '08, respectively.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

- CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE: Consolidated total revenues net of interest expense decreased 16%, reflecting decreases versus last year of 16% in USCS, 7% in International Card Services ("ICS"), 17% in GCS and 10% in Global Network & Merchant Services ("GNMS"). Total revenues net of interest expense decreased due to lower discount revenues, lower total interest income, reduced securitization income, net, lower other commissions and fees, reduced travel commissions and fees, decreased other revenues and slightly lower net card fees, partially offset by lower total interest expense. Translation of foreign currency resulted in an approximately 2% greater decline in the reported revenues net of interest expense growth rate.

- CONSOLIDATED PROVISIONS FOR LOSSES: Consolidated provisions for losses decreased 13% versus last year, reflecting decreases of 10% in USCS, 21% in ICS, 33% in GCS and 3% in GNMS. The provision decreased primarily due to the impact of lower owned loan and receivable balances and improved charge card credit indicators, partially offset by a higher cardmember lending reserve level. Translation of foreign currency reduced the reported consolidated provisions for losses growth rate by approximately 2%.

- CONSOLIDATED EXPENSES: Consolidated expenses decreased 17%, reflecting decreases of 11% in USCS, 16% in ICS, 17% in GCS and 11% in GNMS. The total expense decline reflected decreased other, net expenses, reduced salaries and employee benefits expenses, lower cardmember rewards expenses, decreased marketing and promotion expenses, lower professional services expenses, reduced occupancy and equipment expenses, lower cardmember services expenses and decreased communications expenses. Translation of foreign currency resulted in an approximately 2% greater decline in the reported consolidated expenses growth rate.

- PRETAX MARGIN: Was 15.3% of total revenues net of interest expense in 3Q '09 compared with 15.0% in 3Q '08.

- EFFECTIVE TAX RATE: Was 30% in 3Q '09 versus 20% in 3Q '08. The 3Q '09 tax rate reflects higher tax expense during the quarter primarily due to an increase in the Company's estimated annual effective tax rate. The 3Q '08 rate reflects the impact of a benefit related to a reduction during the quarter of the estimated annual effective tax rate.

- DISCOUNT REVENUE: Decreased 12% on an 11% decrease in billed business. The greater revenue versus billed business decline primarily reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners.
     - The average discount rate* was 2.54% in 3Q '09 versus 2.55% in 2Q '09 and 2.56% in 3Q '08. As indicated in prior quarters, selective repricing initiatives, changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                                               Quarters Ended          Percentage
                                                                September 30,          Inc/(Dec)
                                                         -----------------------      ------------
                                                            2009         2008
                                                         ----------   ----------
            Card billed business* (billions):
                United States                            $    106.5   $    120.3          (11)%
                Outside the United States                      50.1         55.2           (9)
                                                         ----------   ----------
                Total                                    $    156.6   $    175.5          (11)
                                                         ==========   ==========
            Total cards-in-force (millions):
                United States                                  49.4         54.3           (9)
                Outside the United States                      39.0         37.8            3
                                                         ----------   ----------
                Total                                          88.4         92.1           (4)
                                                         ==========   ==========
            Basic cards-in-force (millions):
                United States                                  38.6         42.3           (9)
                Outside the United States                      34.3         32.8            5
                                                         ----------   ----------
                Total                                          72.9         75.1           (3)
                                                         ==========   ==========
            Average basic cardmember spending**
                United States                            $    3,050   $    3,167           (4)
                Outside the United States                $    2,524   $    2,752           (8)
                Total                                    $    2,898   $    3,049           (5)

            * For additional information about billed business and discount rate calculations, please refer to the Third Quarter 2009 Earnings Release, American Express Company Selected Statistical Information pages.
            ** Proprietary card activity only.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

- WORLDWIDE BILLED BUSINESS: The 11% decrease in worldwide billed business reflected decreases of 13% in USCS, 12% in ICS and 14% in GCS, respectively, partially offset by a 2% increase in GNS. The table below summarizes selected billed business related statistics for 3Q '09:

                                                                                                           Percentage
                                                                                                        Increase/(Decrease)
                                                                                                           Assuming No
                                                                                     Percentage         Changes in Foreign
                                                                                  Increase/(Decrease)     Exchange Rates
                                                                                  -------------------   ------------------
                   Worldwide*
                       Total billed business                                             (11)%                  (9)%
                       Proprietary billed business                                       (12)                  (11)
                       GNS                                                                 2                     7
                       Average spending per proprietary basic card                        (5)                   (3)
                       Basic cards-in-force                                               (3)
                   U.S.*
                       Billed business                                                   (11)
                       Average spending per proprietary basic card                        (4)
                       Basic cards-in-force                                               (9)
                       Proprietary consumer card billed business**                       (12)
                       Proprietary small business billed business**                      (15)
                       Proprietary Corporate Services billed business+                   (10)
                   Outside the U.S.*
                       Billed business                                                    (9)                   (3)
                       Average spending per proprietary basic card                        (8)                   (2)
                       Basic cards-in-force                                                5
                       Proprietary consumer and small business billed business++         (12)                   (6)
                       Proprietary Corporate Services billed business+                   (19)                  (13)

               *Captions not designated as "proprietary" include both proprietary and GNS data. **Included in USCS. +Included in GCS. ++Included in ICS.

          -- U.S. non-T&E-related volume categories (which represented approximately 71% of total U.S. billed business) declined 10%, while T&E volumes declined 14%.
          -- U.S. airline-related volume, which represented approximately 9% of total U.S. volumes during the quarter, decreased 18% due to a 22% decrease in the average airline charge partially offset by a 6% increase in airline transactions.
          -- Worldwide airline volumes, which represented approximately 10% of total volumes during the quarter, decreased 21% due to a 22% decrease in the average airline charge partially offset by a 2% increase in airline transactions.
          -- Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected mid-single-digit volume increases in Latin America, a slight increase in Asia Pacific and high-single-digit declines in Canada and Europe.

     - TOTAL CARDS-IN-FORCE: Declined 4% worldwide due to decreases of 11% in USCS and 7% in ICS, partially offset by increases of 1% in GCS and 10% in GNS. The declines in USCS and ICS reflect the cancellation of approximately 3.3MM inactive cards during 2009 within these segments. The increase in GCS was driven by the migration of CPS cards to the American Express network in 1Q '09.
          -- During the quarter, total cards-in-force decreased by 400K in the U.S., but increased by 300K outside the U.S. despite the cancellation of approximately 150K inactive cards within ICS.

- NET CARD FEES: Decreased 1% as the decline in total proprietary cards-in-force more than offset a 9% increase in the average fee per card.

- TRAVEL COMMISSIONS AND FEES: Decreased 23%, primarily reflecting a 29% decrease in worldwide travel sales, partly offset by a higher sales commission rate.

- OTHER COMMISSIONS AND FEES: Decreased 22%, driven primarily by lower delinquency fees reflecting decreased owned loan balances and the impacts of various customer assistance programs, in addition to reduced spending-related foreign currency conversion revenues.

- SECURITIZATION INCOME, NET: Decreased 65% to $71MM, primarily due to lower excess spread, net, driven by increased write-offs and lower interest and fee income on cardmember loans, partially offset by the 3Q '08 charge to the fair value of the I/O Strip and lower interest expense due to lower rates paid on variable-rate investor certificates. Securitization income, net represents the non-credit provision components of the gains/(losses) from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

     -    Components of Securitization Income, Net:

          (millions)                                            Quarters Ended      Percentage
                                                                 September 30,       Inc/(Dec)
                                                               -----------------   ------------
                                                                2009      2008
                                                               -------   -------
            Excess spread, net*                                $   (67)  $    84         #
            Servicing fees                                         142       141         1
            Loss on securitizations**                               (4)      (25)      (84)
                                                               -------   -------
            Total securitization income, net                   $    71   $   200       (65)
                                                               =======   =======

          # Denotes a variance of more than 100%.
          * Excess spread, net is the net cash flow from interest and fee collections allocated to the investors' interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and changes in the fair value of the I/O Strip. **Excludes $119MM and ($252MM) of impact from cardmember loan sales and maturities in 3Q '09 and $189MM and ($38MM) of impact from cardmember loan sales and maturities in 3Q '08, which are reflected in provisions for losses for each respective period.

     - The average balance of cardmember lending securitizations was $28.4B in 3Q '09 compared with $28.1B in 3Q '08.

- OTHER REVENUES: Decreased 19%, primarily reflecting decreased revenues from the CPS acquisition versus 3Q '08 due to the migration of clients to the AXP network as well as lower publishing revenues.

-    TOTAL INTEREST INCOME: Decreased 29%.

     - INTEREST AND FEES ON LOANS: Decreased 32%, due to a 32% decline in the average owned loan balance, reduced market interest rates and the impact of various customer assistance programs, partially offset by the benefits of certain repricing initiatives.

     - INTEREST AND DIVIDENDS ON INVESTMENT SECURITIES: Increased 15%, primarily reflecting increased investment levels partially offset by reduced investment yields.

     - DEPOSITS WITH BANKS AND OTHER: Was $9MM versus $74MM in 3Q '08, primarily due to a reduced yield and a lower balance of deposits in other banks.

-    TOTAL INTEREST EXPENSE: Decreased 39%.

     - DEPOSITS: Was unchanged versus last year, as the significant increase in balances was offset by a lower cost of funds.

     - SHORT-TERM BORROWINGS: Decreased 98%, due to significantly lower short-term debt levels and a lower cost of funds.

     - LONG-TERM DEBT AND OTHER: Decreased 35%, primarily reflecting a lower cost of funds driven by reduced market rates on variably-priced debt, as well as a lower average balance of long-term debt outstanding.

- CHARGE CARD PROVISION FOR LOSSES: Decreased 59%, driven by improved credit indicators and lower receivable levels.

     -    WORLDWIDE CHARGE CARD:*
          -- The write-off rates were mixed versus last year and last quarter. Past due rates were lower versus last year and last quarter.

                                                                   9/09       6/09       9/08
                                                                 --------   --------   ---------
                 USCS Net write-off rate+                            3.2%       5.2%        3.4%
                 ICS Net loss ratio as a % of charge volume         0.37%      0.36%       0.25%
                 GCS Net loss ratio as a % of charge volume         0.23%      0.22%       0.15%

                 USCS 30 days past due as a % of total+              2.2%       2.6%        3.3%
                 ICS 90 days past due as a % of total                2.5%       3.0%        2.7%
                 GCS 90 days past due as a % of total                1.5%       1.9%        1.8%

                 Worldwide Receivables (billions)                 $ 32.1     $ 31.4     $  37.6
                 Reserves (millions) +                            $  599     $  714     $ 1,134
                 % of receivables+                                   1.9%       2.3%        3.0%

               *There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis." +In the fourth quarter of 2008, the Company revised the time period in which past due cardmember receivables in USCS are written off to 180 days past due, consistent with applicable regulatory guidance. Previously, receivables were written off when 360 days past due.

- CARDMEMBER LENDING PROVISION FOR LOSSES: Increased 3%, primarily reflecting a higher cardmember reserve level, partially offset by a lower owned loan balance.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

-    WORLDWIDE LENDING:*
     -- Net write-off and past due rates increased versus last year but decreased versus last quarter. The write-off and past due rates during 2009 reflect the impact of various customer assistance programs.

                                                                9/09       6/09       9/08
                                                              --------   --------   ---------
            Net write-off rate                                     9.1%       9.6%       5.8%
            30 days past due as a % of loans                       4.0%       4.3%       3.7%
            Total Loans (billions)                             $  31.5    $  32.5    $  45.7
            Reserves (millions)                                $ 3,359    $ 3,219    $ 2,640
            % of total loans                                      10.7%       9.9%       5.8%
            % of 30 days past due accounts                         264%       230%       154%

          * All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the Third Quarter 2009 Earnings Release, American Express Company Consolidated Selected Statistical Information pages.

-    OTHER PROVISION FOR LOSSES: Decreased $4MM versus last year.

- MARKETING AND PROMOTION EXPENSES: Decreased 22% versus last year due to the relatively lower discretionary spending level resulting from the Company's ongoing reengineering activities. Expenses rose 43%, or $152MM, versus 2Q '09, reflecting the increased spending resulting from the provision benefits related to better than initially forecasted 3Q '09 credit performance.

- CARDMEMBER REWARDS EXPENSE: Decreased 13%, primarily reflecting lower overall rewards-related spending volumes, and the benefit of a revised, more restrictive redemption policy related to 30 day past due accounts, partially offset by higher redemption costs.

-    CARDMEMBER SERVICES EXPENSES: Decreased 11%.

- SALARIES AND EMPLOYEE BENEFITS EXPENSE: Decreased 14%, primarily reflecting lower employee levels and related costs due to the Company's ongoing reengineering initiatives, partially offset by costs related to employee compensation program-related changes.

- PROFESSIONAL SERVICES EXPENSE: Decreased 5%, reflecting lower technology-related and legal costs, partially offset by higher credit and collection expenses.

- OCCUPANCY AND EQUIPMENT EXPENSE: Decreased 6%, on lower technology-related expenses.

- COMMUNICATIONS EXPENSE: Decreased 11%, driven by lower volume-related costs.

- OTHER, NET EXPENSE: Was a $14MM credit versus $209MM expense last year, reflecting the $180MM benefit in 3Q '09 related to the accounting for a net investment in the Company's consolidated foreign subsidiaries as further discussed on page 4, as well as lower travel and entertainment and other expenses due to the Company's ongoing reengineering activities.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                                 CONSOLIDATED

SUPPLEMENTAL INFORMATION - TANGIBLE COMMON EQUITY AND TOTAL ADJUSTED ASSETS

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets", as defined in the Subordinated Debentures. The Company's consolidated "tangible common equity" amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company's "total adjusted assets" as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of September 30, 2009, the Company's "tangible common equity" was $11B and its "total adjusted assets" as defined in the Subordinated Debentures, were $150B. As of September 30, 2009, the consolidated assets as reflected on the Company's balance sheet were $120B.

                           CORPORATE & OTHER SEGMENT

- Net income was $50MM in 3Q '09 compared with $171MM in 2Q '09 and $158MM in 3Q '08.

     -    3Q '09 included:
          -- $113MM of after-tax benefits related to the accounting for a net investment in consolidated foreign subsidiaries as further discussed on page 4;
          -- $93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
          -- $41MM of tax expense primarily due to an increase in the Company's estimated annual effective tax rate;
          -- Higher interest expense related to the cost of carrying increased debt and liquidity levels;
          --   Costs related to employee compensation program-related changes;
               and
          -- $10MM of after-tax expense related to the Company's ongoing reengineering initiatives.

     -    2Q '09 included:
          --   $135MM of after-tax income related to the ICBC sale;
          --   $93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
          --   $35MM of after-tax expense related to the Company's ongoing reengineering initiatives; and
          --   Higher interest expense related to the cost of carrying
               increased levels of liquidity.

     -    3Q '08 included:
          -- $93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
          -- $56MM in tax benefits primarily due to a decrease in the Company's estimated annual effective tax rate; and
          -- $4MM of after-tax expense related to the Company's ongoing reengineering initiatives.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                              U.S. CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)

(Preliminary)

                                                                            Quarters Ended      Percentage
                                                                             September 30,      Inc/(Dec)
                                                                         -------------------   ------------
(millions)                                                                 2009       2008
                                                                         --------   --------
Revenues
    Discount revenue, net card fees and other                            $  2,267   $  2,597      (13)%
    Securitization income, net                                                 71        200      (65)
    Interest income                                                           772      1,190      (35)
    Interest expense                                                          207        528      (61)
                                                                         --------   --------
     Net interest income                                                      565        662      (15)
                                                                         --------   --------
Total revenues net of interest expense                                      2,903      3,459      (16)
                                                                         --------   --------
Provisions for losses                                                         850        941      (10)
                                                                         --------   --------
Total revenues net of interest expense after provisions for losses          2,053      2,518      (18)
                                                                         --------   --------
Expenses
    Marketing, promotion, rewards and cardmember services                   1,050      1,245      (16)
    Salaries and employee benefits and other operating expenses               864        909       (5)
                                                                         --------   --------
     Total                                                                  1,914      2,154      (11)
                                                                         --------   --------
Pretax segment income                                                         139        364      (62)
Income tax provision                                                           30        120      (75)
                                                                         --------   --------
Segment income                                                           $    109   $    244      (55)
                                                                         ========   ========

STATISTICAL INFORMATION

                                                                            Quarters Ended      Percentage
                                                                             September 30,      Inc/(Dec)
                                                                         -------------------   ------------
                                                                           2009       2008
                                                                         --------   --------
Card billed business (billions)                                          $   85.2   $   97.9      (13)%
Total cards-in-force (millions)                                              39.8       44.7      (11)
Basic cards-in-force (millions)                                              29.7       33.4      (11)
Average basic cardmember spending* (dollars)                             $  2,851   $  2,950       (3)
Segment capital (millions)**                                             $  5,837   $  5,069       15
Return on average segment capital**                                          (1.0)%     17.0%
Return on average tangible segment capital**                                 (1.1)%     17.7%

*Proprietary cards only. **Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Third Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

     - BILLED BUSINESS: The 13% decrease in billed business reflects the lower average spending per proprietary basic cards-in-force and the reduced basic cards-in-force level.
          -- Within the U.S. consumer business, billed business decreased 12%; small business volumes declined by 15%.

     - TOTAL CARDS-IN-FORCE: Decreased by 4.9MM, or 11%, versus last year, reflecting the effects of certain credit-related actions, including the cancellation of a total of approximately 2.7MM inactive cards during 2009, as well as reduced card acquisition activities in recent quarters.

P&L DISCUSSION:

- SEGMENT INCOME: Decreased 55% to $109MM, as total revenues net of interest expense declined 16%, provisions for losses decreased 10% and expenses declined by 11%.

     - 3Q '09 included $2MM ($1MM after-tax) of adjustments related to the Company's ongoing reengineering initiatives.

     - 3Q '08 included the $100MM ($62MM after-tax) charge to the fair market value of the I/O Strip.

     -    PRETAX MARGIN: Was 4.8% in 3Q '09 compared with 10.5% in 3Q '08.

     - EFFECTIVE TAX RATE: Was 22% in 3Q '09 compared with 33% in 3Q '08. The rates in both quarters reflect benefits related to the resolution of certain prior years' tax items.

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 13%, due to lower billed business volumes, reduced other commissions and fees, decreased net card fees, lower travel commissions and fees and slightly lower other revenues.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                              U.S. CARD SERVICES

- SECURITIZATION INCOME, NET: Decreased 65% to $71MM, primarily due to lower excess spread, net, driven by increased write-offs and lower interest and fee income on cardmember loans, partially offset by the 3Q '08 charge to the fair value of the I/O Strip and lower interest expense due to lower rates paid on variable-rate investor certificates.

- INTEREST INCOME: Decreased 35%, due to a decline of 36% in the average owned lending balance and a lower portfolio yield, driven by reduced market interest rates and the impact of various customer assistance programs, and the movement of liquidity-related investment income to the Corporate & Other segment. These items were partially offset by the benefits of certain repricing initiatives.

- INTEREST EXPENSE: Decreased 61%, due to a lower market interest rate-driven cost of funds and reduced average owned cardmember lending and receivable and liquidity investment balances.

- PROVISIONS FOR LOSSES: Decreased 10%, principally due to lower loan and receivable balances and decreased write-offs in the charge portfolio, partially offset by a higher cardmember lending reserve level.

     -    CHARGE CARD: *
          -- The net write-off and past due rates decreased versus last year and last quarter.

                                                                  9/09        6/09        9/08
                                                                --------    --------    --------
                 Total Receivables (billions)                   $   15.9    $   15.9    $   18.8
                 Net write-off rate                                  3.2%        5.2%        3.4%
                 30 days past due as a % of total                    2.2%        2.6%        3.3%

     -    CARDMEMBER LENDING: **
          -- The net write-off and past due rates increased versus last year but decreased versus last quarter. The write-off and past due rates during 2009 reflect the impact of various customer assistance programs.

                                                                  9/09        6/09        9/08
                                                                --------    --------    --------
                 Total Loans (billions)                         $   22.7    $   23.6    $   34.6
                 Net write-off rate                                  9.8%       10.3%        6.1%
                 30 days past due as a % of total                    4.2%        4.4%        3.9%

          * There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."
          ** Owned basis. See pages 16-17 for "Managed Basis" Cardmember lending information.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 16%, due to reduced marketing and promotion expenses and lower rewards costs.

- SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Decreased 5%, partially due to benefits from ongoing reengineering activities.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                              U.S. CARD SERVICES

MANAGED BASIS
For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), interest income, interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more comprehensive portrayal of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts, in addition to changes in the fair value of the interest-only strips, are reflected in securitization income, net, and fees and commissions. The Company also recognizes total interest income over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

             (millions)                                                    Quarters Ended         Percentage
                                                                            September 30,         Inc/(Dec)
                                                                        ---------------------    ------------
                                                                          2009        2008
                                                                        --------    --------
         -    DISCOUNT REVENUE, NET CARD FEES AND OTHER:
                Reported for the period (GAAP)                          $  2,267    $  2,597         (13)%
                Securitization adjustments                                    82         122         (33)
                                                                        --------    --------
                Managed discount revenue, net card fees and other       $  2,349    $  2,719         (14)
                                                                        ========    ========
         -    INTEREST INCOME:
                Reported for the period  (GAAP)                         $    772    $  1,190         (35)
                Securitization adjustments                                   714         883         (19)
                                                                        --------    --------
                Managed interest income                                 $  1,486    $  2,073         (28)
                                                                        ========    ========
         -    SECURITIZATION INCOME, NET:
                Reported for the period (GAAP)                          $     71    $    200         (65)
                Securitization adjustments                                   (71)       (200)        (65)
                                                                        --------    --------
                Managed securitization income, net                      $      -    $      -           -
                                                                        ========    ========
         -    INTEREST EXPENSE:
                Reported for the period  (GAAP)                         $    207    $    528         (61)
                Securitization adjustments                                    58         196         (70)
                                                                        --------    --------
                Managed interest expense                                $    265    $    724         (63)
                                                                        ========    ========
         -    PROVISIONS FOR LOSSES:
                Reported for the period (GAAP)                          $    850    $    941         (10)
                Securitization adjustments                                   529         629         (16)
                                                                        --------    --------
                Managed provisions for losses                           $  1,379    $  1,570         (12)
                                                                        ========    ========

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                              U.S. CARD SERVICES

MANAGED P&L DISCUSSION

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 14%, due to lower billed business volumes, reduced other commissions and fees, decreased net card fees, lower travel commissions and fees and slightly lower other revenues.

- INTEREST INCOME: Decreased 28%, due to a decline of 18% in the average managed lending balance and a lower portfolio yield, driven by reduced market interest rates and the impact of various customer assistance programs, and the movement of the liquidity-related investment income to the Corporate & Other segment. These items were partially offset by the benefits of certain repricing initiatives.

- INTEREST EXPENSE: Decreased 63%, due to a lower market interest rate-driven cost of funds and lower average managed cardmember lending and receivable and liquidity investment balances.

- PROVISIONS FOR LOSSES: Decreased 12%, principally due to lower loan and receivable balances and lower write-offs in the charge portfolio, partially offset by higher net write-offs versus last year in the lending portfolio.

     -    CARDMEMBER LENDING: *
          -- Net write-off and past due rates increased versus last year but decreased versus last quarter. The write-off and past due rates during 2009 both reflect the impact of various customer assistance programs.

                                                                 9/09        6/09        9/08
                                                               --------    --------    --------
                 Total Loans (billions)                        $ 51.9      $ 54.0      $ 64.3
                 Net write-off rate                               8.9%       10.0%        5.9%
                 30 days past due as a % of total                 4.1%        4.4%        3.9%

               *Managed basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                          INTERNATIONAL CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)

(Preliminary)

                                                                            Quarters Ended      Percentage
                                                                             September 30,      Inc/(Dec)
                                                                         -------------------   ------------
(millions)                                                                 2009       2008
                                                                         --------   --------
Revenues
    Discount revenue, net card fees and other                            $    866   $    965       (10)%
                                                                         --------   --------
    Interest income                                                           392        523       (25)
    Interest expense                                                          110        256       (57)
                                                                         --------   --------
      Net interest income                                                     282        267         6
                                                                         --------   --------
Total revenues net of interest expense                                      1,148      1,232        (7)
                                                                         --------   --------
Provisions for losses                                                         250        316       (21)
                                                                         --------   --------
Total revenues net of interest expense after provisions for losses            898        916        (2)
                                                                         --------   --------
Expenses
    Marketing, promotion, rewards and cardmember services                     302        388       (22)
    Salaries and employee benefits and other operating expenses               469        527       (11)
                                                                         --------   --------
      Total                                                                   771        915       (16)
                                                                         --------   --------
Pretax segment income                                                         127          1         #
Income tax benefit                                                              -        (66)        #
                                                                         --------   --------
Segment income                                                           $    127   $     67        90
                                                                         ========   ========

STATISTICAL INFORMATION

                                                                            Quarters Ended      Percentage
                                                                             September 30,      Inc/(Dec)
                                                                         -------------------   ------------
                                                                           2009       2008
                                                                         --------   --------
Card billed business (billions)                                          $   24.2    $  27.5       (12)%
Total cards-in-force (millions)                                              15.2       16.4        (7)
Basic cards-in-force (millions)                                              10.6       11.5        (8)
Average basic cardmember spending* (dollars)                             $  2,273    $ 2,393        (5)
Segment capital (millions)**                                             $  2,265    $ 2,257         -
Return on average segment capital**                                          12.4%      11.8%
Return on average tangible segment capital**                                 16.7%      15.9%

*Proprietary cards only. **Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Third Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

     - BILLED BUSINESS: The 12% decrease in billed business reflects a 5% decrease in average spending per proprietary basic cards-in-force and a 8% decrease in basic cards-in-force.
          -- Adjusting for the impacts of foreign exchange translation, billed business decreased 6% and average spending per proprietary basic cards-in-force increased 1%. Volume comparisons within the major geographic regions ranged from a low-single-digit increase in Latin America to high-single-digit decreases in Canada, Asia Pacific and Europe.

     - TOTAL CARDS-IN-FORCE: Decreased by 1.2MM, or 7%, versus last year, reflecting reduced card acquisition activities and the effects of certain credit-related actions, including the cancellation of a total of approximately 550K inactive accounts during 2009.

P&L DISCUSSION

- SEGMENT INCOME: Increased 90% to $127MM, as total revenues net of interest expense decreased 7%, provisions for losses decreased 21% and expenses decreased by 16%. Both the revenue and expense declines were inflated by the translation impact of foreign currency.

     - 3Q '09 and 3Q '08 included $1MM ($1MM after-tax) and $1MM ($0MM after-tax) of adjustments, respectively, related to the Company's ongoing reengineering initiatives.

     -    PRETAX MARGIN: Was 11.1% in 3Q '09 compared with 0.1% in 3Q '08.

     - EFFECTIVE TAX RATE: The tax rate was not meaningful in 3Q '09 and 3Q '08. The rates in both periods reflect the impact of recurring tax benefits on varying pretax income. As indicated in previous quarters, this segment reflects the favorable impact of the consolidated tax benefit related to its ongoing funding activities outside the U.S., which is allocated to ICS under the Company's internal tax allocation process and is likely to continue going forward.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                          INTERNATIONAL CARD SERVICES

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 10%, driven primarily by the lower level of card spending, decreased other commissions and fees, lower other revenues and reduced travel commissions and fees, partially offset by an increase in net card fees.

- INTEREST INCOME: Decreased 25% on a 22% reduction in average loans and lower interest on bank and other deposits, partially offset by a higher cardmember loan portfolio yield.

- INTEREST EXPENSE: Decreased 57% on lower average loan and receivable balances, as well as a decreased cost of funds.

- PROVISIONS FOR LOSSES: Decreased 21%, primarily due to benefits of lower loan and receivable balances.

     -    CHARGE CARD: *
          -- The loss ratio increased versus last year and last quarter. The past due rate decreased versus last year and last quarter.

                                                                 9/09        6/09        9/08
                                                               --------    --------    --------
                 Total Receivables (billions)                  $    5.6    $    5.4    $    6.1
                 Net loss ratio as a % of charge volume            0.37%       0.36%       0.25%
                 90 days past due as a % of total                   2.5%        3.0%        2.7%

     -    CARDMEMBER LENDING: *
          -- The net write-off and past due rates increased versus last year but decreased versus last quarter.

                                                                 9/09        6/09        9/08
                                                               --------    --------    --------
                 Cardmember Loans (billions)                   $    8.8    $    8.9    $   11.1
                 Net write-off rate                                 7.1%        7.5%        5.1%
                 30 days past due as a % of total                   3.7%        4.0%        3.3%

               * There are no off-balance sheet charge card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the charge card and lending portfolio are on an "Owned Basis."

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 22%, reflecting reduced marketing and promotion expenses and lower rewards costs.

- SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Decreased 11%, primarily due to the benefits from the Company's ongoing reengineering initiatives.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)

(Preliminary)

                                                                           Quarters Ended       Percentage
                                                                            September 30,       Inc/(Dec)
                                                                         -------------------   ------------
(millions)                                                                 2009       2008
                                                                         --------   --------
Revenues
    Discount revenue, net card fees and other                            $  1,017    $  1,291      (21)%
                                                                         --------    --------
    Interest income                                                             8          43      (81)
    Interest expense                                                           28         134      (79)
                                                                         --------    --------
      Net interest income                                                     (20)        (91)     (78)
                                                                         --------    --------
Total revenues net of interest expense                                        997       1,200      (17)
                                                                         --------    --------
Provisions for losses                                                          40          60      (33)
                                                                         --------    --------
Total revenues net of interest expense after provisions for losses            957       1,140      (16)
                                                                         --------    --------
Expenses
    Marketing, promotion, rewards and cardmember services                      81         113      (28)
    Salaries and employee benefits and other operating expenses               706         836      (16)
                                                                         --------    --------
      Total                                                                   787         949      (17)
                                                                         --------    --------
Pretax segment income                                                         170         191      (11)
Income tax provision                                                           54          57       (5)
                                                                         --------    --------
Segment income                                                           $    116    $    134      (13)
                                                                         ========    ========

STATISTICAL INFORMATION

                                                                            Quarters Ended      Percentage
                                                                             September 30,      Inc/(Dec)
                                                                         -------------------   ------------
                                                                           2009       2008
                                                                         --------   --------
Card billed business (billions)                                          $   27.9    $   32.3      (14)%
Total cards-in-force (millions)                                               7.1         7.0        1
Basic cards-in-force (millions)                                               7.1         7.0        1
Average basic cardmember spending* (dollars)                             $  3,907    $  4,611      (15)
Segment capital (millions)**                                             $  3,424    $  3,564       (4)
Return on average segment capital**                                           7.7%       21.2%
Return on average tangible segment capital**                                 17.4%       43.9%

*Proprietary cards only. **Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Third Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

     - BILLED BUSINESS: The 14% decrease in billed business reflects a 15% decline in average spending per proprietary basic cards-in-force partially offset by a 1% increase in basic cards-in-force.
          --   Adjusting for the impacts of foreign exchange translation:
               Billed business and average spending per proprietary basic cards-in-force decreased 11% and 13%, respectively. Volume decreases of 10% within the U.S. compared to results within other major geographic regions ranging from double-digit declines in Asia Pacific, Europe and Canada to a high-single-digit increase in Latin America.

     - TOTAL CARDS-IN-FORCE: Increased by 100K, or 1%, versus last year, driven by the migration of CPS cards onto the AXP network, partially offset by the impact of the global recession on corporate client employee and card levels.

P&L DISCUSSION

- SEGMENT INCOME: Decreased 13% to $116MM as total revenues net of interest expense decreased 17%, provisions for losses decreased by 33% and expenses declined by 17%. Both the revenue and expense declines were inflated by the translation impact of foreign currency.

     - 3Q '08 included $1MM ($0MM after-tax) of costs related to the Company's ongoing reengineering initiatives.

     -    PRETAX MARGIN: Was 17.1% in 3Q '09 compared with 15.9% in 3Q '08.

     -    EFFECTIVE TAX RATE: Was 32% in 3Q '09 compared with 30% in 3Q '08.

- DISCOUNT REVENUE, NET CARD FEES AND OTHER: Decreased 21%, driven primarily by lower travel commissions and fees, the reduced level of card spending, decreased other revenues and reduced other commissions and fees.

- INTEREST INCOME: Decreased 81%, driven by lower rates within deposit-related income.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                          GLOBAL COMMERCIAL SERVICES

-    INTEREST EXPENSE: Decreased 79%, primarily due to a lower cost of funds.

- PROVISIONS FOR LOSSES: Decreased 33%, driven by lower receivable balances and improving past due levels.

     -    CHARGE CARD: *
          -- The loss ratio increased versus last year and last quarter. The past due rate decreased versus last year and last quarter.

                                                                 9/09        6/09        9/08
                                                               --------    --------    --------
                 Total Receivables (billions)                  $   10.4    $    9.9    $   12.5
                 Net loss ratio as a % of charge volume            0.23%       0.22%       0.15%
                 90 days past due as a % of total                   1.5%        1.9%        1.8%

               * There are no off-balance sheet charge card securitizations.
                 Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Decreased 28%, primarily reflecting lower rewards costs.

- SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Decreased 16%, reflecting the benefits from the Company's ongoing reengineering initiatives.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2009 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)

(Preliminary)

                                                                            Quarters Ended      Percentage
                                                                             September 30,      Inc/(Dec)
                                                                         -------------------   ------------
(millions)                                                                 2009       2008
                                                                         --------   --------
Revenues
    Discount revenue, fees and other                                     $    945    $  1,015       (7)%
                                                                         --------    --------
    Interest income                                                             1           2      (50)
    Interest expense                                                          (17)        (54)     (69)
                                                                         --------    --------
      Net interest income                                                      18          56      (68)
                                                                         --------    --------
Total revenues net of interest expense                                        963       1,071      (10)
                                                                         --------    --------
Provisions for losses                                                          33          34       (3)
                                                                         --------    --------
Total revenues net of interest expense after provisions for losses            930       1,037      (10)
                                                                         --------    --------
Expenses
    Marketing and promotion                                                   157         150        5
    Salaries and employee benefits and other operating expenses               415         490      (15)
                                                                         --------    --------
      Total                                                                   572         640      (11)
                                                                         --------    --------
Pretax segment income                                                         358         397      (10)
Income tax provision                                                          118         139      (15)
                                                                         --------    --------
Segment income                                                           $    240    $    258       (7)
                                                                         ========    ========

  STATISTICAL INFORMATION

                                                                            Quarters Ended      Percentage
                                                                             September 30,      Inc/(Dec)
                                                                         -------------------   ------------
                                                                           2009       2008
                                                                         --------   --------
  Global card billed business* (billions)                                $  156.6    $  175.5      (11)%
  Segment capital (millions)**                                           $  1,803    $  1,437       25
  Return on average segment capital**                                        56.9%       82.4%
  Return on average tangible segment capital**                               58.1%       84.7%

  GLOBAL NETWORK SERVICES:
  Card billed business (billions)                                        $   18.6    $   18.2        2
  Total cards-in-force (millions)                                            26.3        24.0       10

*Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards. **Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Third Quarter 2009 Earnings Release for the components of ROSC and ROTSC.

P&L DISCUSSION

- SEGMENT INCOME: Decreased 7% to $240MM, as total revenues net of interest expense declined 10%, provisions for losses were decreased by $1MM and expenses decreased by 11%. Both the revenue and expense declines were inflated by the translation impact of foreign currency.

     - 3Q '09 and 3Q '08 included $1MM ($1MM after-tax) and $4MM ($3MM after-tax), respectively, of costs related to the Company's ongoing reengineering initiatives.

     -    PRETAX MARGIN: Was 37.2% in 3Q '09 compared with 37.1% in 3Q '08.

     -    EFFECTIVE TAX RATE: Was 33% in 3Q '09 compared with 35% in 3Q '08.

- DISCOUNT REVENUE, FEES AND OTHER REVENUE: Decreased 7%, primarily reflecting a decline in merchant-related revenues, driven by the 11% decrease in global card billed business.

-    INTEREST INCOME: Decreased $1MM.

- INTEREST EXPENSE: The expense credit decreased 69% due to lower volumes and a lower rate-driven interest credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

-    PROVISIONS FOR LOSSES: Decreased $1MM.

- MARKETING AND PROMOTION EXPENSES: Increased 5%, reflecting higher brand-related marketing investments.

- SALARIES AND EMPLOYEE BENEFITS AND OTHER OPERATING EXPENSES: Decreased 15%, primarily reflecting the benefits from the Company's ongoing reengineering initiatives.

               INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS

THIS REPORT INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS, WHICH ADDRESS THE COMPANY'S EXPECTED BUSINESS AND FINANCIAL PERFORMANCE, AMONG OTHER MATTERS, CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANTS AND OTHER CREDIT TRENDS, WHICH WILL DEPEND IN PART ON (I) THE ECONOMIC ENVIRONMENT, INCLUDING, AMONG OTHER THINGS, THE HOUSING MARKET, THE RATES OF BANKRUPTCIES AND UNEMPLOYMENT, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS, (II) THE EFFECTIVENESS OF THE COMPANY'S CREDIT MODELS AND (III) THE IMPACT OF RECENTLY ENACTED STATUTES AND PROPOSED LEGISLATIVE INITIATIVES AFFECTING THE CREDIT CARD BUSINESS, INCLUDING, WITHOUT LIMITATION, THE CREDIT CARD ACCOUNTABILITY RESPONSIBILITY AND DISCLOSURE ACT OF 2009; THE IMPACT OF THE COMPANY'S EFFORTS TO DEAL WITH DELINQUENT CARDMEMBERS IN THE CURRENT CHALLENGING ECONOMIC ENVIRONMENT, WHICH MAY AFFECT PAYMENT PATTERNS OF CARDMEMBERS AND THE PERCEPTION OF THE COMPANY'S SERVICES, PRODUCTS AND BRANDS; THE COMPANY'S NEAR-TERM WRITE-OFF RATES, INCLUDING THOSE FOR THE FOURTH QUARTER OF 2009, WHICH WILL DEPEND IN PART ON CHANGES IN THE LEVEL OF THE COMPANY'S LOAN BALANCES, DELINQUENCY RATES OF CARDMEMBERS, UNEMPLOYMENT RATES AND THE VOLUME OF BANKRUPTCIES; DIFFERENCES BETWEEN OWNED (I.E., GAAP) AND MANAGED WRITE-OFF RATES, WHICH CAN BE IMPACTED BY FACTORS SUCH AS THE VARIOUS TYPES OF CUSTOMER ACCOUNTS IN THE PORTFOLIOS OF THE COMPANY AND THE LENDING SECURITIZATION TRUST; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, AND THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE WRITE-OFF AND DELINQUENCY RATES IN THE MEDIUM- TO LONG-TERM OF CARDMEMBERS ADDED BY THE COMPANY DURING THE PAST FEW YEARS, WHICH COULD IMPACT THEIR PROFITABILITY TO THE COMPANY; THE COMPANY'S ABILITY TO EFFECTIVELY IMPLEMENT CHANGES IN THE PRICING OF CERTAIN OF ITS PRODUCTS AND SERVICES; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, AND CREDIT SPREADS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE ACTUAL AMOUNT TO BE SPENT BY THE COMPANY ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT, AND DURING THE REMAINDER OF 2009, THE EXTENT OF PROVISION BENEFIT, IF ANY, FROM LOWER THAN EXPECTED WRITE OFFS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND GENERATE EXCESS CAPITAL AND EARNINGS IN A MANNER AND AT LEVELS THAT WILL ALLOW THE COMPANY TO RETURN A PORTION OF CAPITAL TO SHAREHOLDERS, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS, AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY AND REGULATORY REQUIREMENTS, INCLUDING THOSE ARISING FROM THE COMPANY'S STATUS AS A BANK HOLDING COMPANY; THE ABILITY OF THE COMPANY TO MEET ITS OBJECTIVES WITH RESPECT TO THE GROWTH OF ITS BROKERED RETAIL CD PROGRAM, BROKERAGE SWEEP ACCOUNT PROGRAM AND THE DIRECT DEPOSIT INITIATIVE; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE ABILITY OF THE GLOBAL NETWORK SERVICES BUSINESS TO MEET THE PERFORMANCE REQUIREMENTS CALLED FOR BY THE COMPANY'S SETTLEMENTS WITH MASTERCARD AND VISA; TRENDS IN TRAVEL AND ENTERTAINMENT SPENDING AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE UNCERTAINTIES ASSOCIATED WITH BUSINESS ACQUISITIONS, INCLUDING, AMONG OTHERS, THE FAILURE TO REALIZE ANTICIPATED BUSINESS RETENTION, GROWTH AND COST SAVINGS, AS WELL AS THE ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED BUSINESS INTO THE COMPANY'S EXISTING OPERATIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS, AND OTHER BENEFITS, INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM (INCLUDING DURING 2009) AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS (INCLUDING, AMONG OTHERS, THE DELTA AIR LINES/NORTHWEST AIRLINES MERGER) AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; THE ABILITY OF THE COMPANY TO SATISFY ITS LIQUIDITY NEEDS AND EXECUTE ON ITS FUNDING PLANS, WHICH WILL DEPEND ON, AMONG OTHER THINGS, THE COMPANY'S FUTURE BUSINESS GROWTH, ITS CREDIT RATINGS, MARKET CAPACITY AND DEMAND FOR SECURITIES OFFERED BY THE COMPANY, PERFORMANCE BY THE COMPANY'S COUNTERPARTIES UNDER ITS BANK CREDIT FACILITIES AND OTHER LENDING FACILITIES, REGULATORY CHANGES, INCLUDING CHANGES TO THE POLICIES, RULES AND REGULATIONS OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM AND THE FEDERAL RESERVE BANK OF SAN FRANCISCO, THE COMPANY'S ABILITY TO SECURITIZE AND SELL RECEIVABLES AND THE PERFORMANCE OF RECEIVABLES PREVIOUSLY SOLD IN SECURITIZATION TRANSACTIONS AND THE COMPANY'S ABILITY TO MEET THE CRITERIA FOR PARTICIPATION IN CERTAIN LIQUIDITY FACILITIES AND OTHER FUNDING PROGRAMS, INCLUDING THE COMMERCIAL PAPER FUNDING FACILITY AND THE TEMPORARY LIQUIDITY GUARANTEE PROGRAM, BEING MADE AVAILABLE THROUGH THE FEDERAL RESERVE BANK OF NEW YORK, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND OTHER FEDERAL DEPARTMENTS AND AGENCIES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS AND THE ABILITY OF OUR CHARGE CARD AND LENDING TRUSTS TO MAINTAIN EXCESS SPREADS AT LEVELS SUFFICIENT TO AVOID MATERIAL SET-ASIDES OR EARLY AMORTIZATION OF OUR CHARGE CARD AND LENDING SECURITIZATIONS, WHICH WILL DEPEND ON VARIOUS FACTORS SUCH AS INCOME DERIVED FROM THE RELEVANT PORTFOLIOS AND THEIR RESPECTIVE CREDIT PERFORMANCES; THE INCREASE IN EXCESS SPREAD RESULTING FROM THE DESIGNATION OF DISCOUNT OPTION RECEIVABLES WITH RESPECT TO THE AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST, WHICH WILL DEPEND IN PART ON THE MONTHLY PRINCIPAL PAYMENT RATE POSTED TO ACCOUNTS IN, AND THE CREDIT PERFORMANCE OF, THE SECURITIZED LENDING PORTFOLIO; THE COMPANY'S ABILITY TO AVOID MATERIAL LOSSES ON ITS INVESTMENT PORTFOLIO, INCLUDING ITS INVESTMENTS IN STATE AND MUNICIPAL OBLIGATIONS, THE ISSUERS OF WHICH COULD BE ADVERSELY AFFECTED BY THE CHALLENGING ECONOMIC ENVIRONMENT; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENT INDUSTRY; THE COMPANY'S ABILITY TO ATTRACT AND RETAIN EXECUTIVE MANAGEMENT AND OTHER KEY EMPLOYEES; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE POTENTIAL IMPACT OF THE CREDIT CARD ACCOUNTABILITY RESPONSIBILITY AND DISCLOSURE ACT OF 2009 AND REGULATIONS RECENTLY ADOPTED BY FEDERAL BANK REGULATORS RELATING TO CERTAIN CREDIT AND CHARGE CARD PRACTICES, INCLUDING, AMONG OTHERS, THE IMPOSITION BY CARD ISSUERS OF INTEREST RATE INCREASES ON OUTSTANDING BALANCES AND THE ALLOCATION OF PAYMENTS IN RESPECT OF OUTSTANDING BALANCES WITH DIFFERENT INTEREST RATES, WHICH COULD HAVE AN ADVERSE IMPACT ON THE COMPANY'S NET INCOME; ACCOUNTING CHANGES, INCLUDING THE FINANCIAL ACCOUNTING STANDARDS BOARD'S RECENT ADOPTION OF CHANGES TO THE ACCOUNTING OF OFF-BALANCE SHEET ACTIVITIES OR OTHER POTENTIAL REGULATORY INTERPRETATIONS IN THIS AREA, WHICH, WHEN EFFECTIVE, WILL RESULT IN THE COMPANY'S HAVING TO CONSOLIDATE THE ASSETS AND LIABILITIES OF THE LENDING SECURITIZATION TRUST, THEREBY REQUIRING THE COMPANY TO REESTABLISH LOSS RESERVES, WHICH COULD REDUCE THE COMPANY'S REGULATORY CAPITAL RATIOS AND/OR CHANGE THE PRESENTATION OF ITS FINANCIAL STATEMENTS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31 AND JUNE 30, 2009, AND THE COMPANY'S OTHER REPORTS FILED WITH THE SEC.

                                      23